FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                  Date of Report - July 13, 2004

          Date of earliest event reported - July 12, 2004


                 THE MAY DEPARTMENT STORES COMPANY
      (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300















Item 5.   Other Events and Regulation FD Disclosure.

     On July 12, 2004, Moody's Investors Service, Inc. informed
Registrant that it has lowered its rating on Registrant's senior unsecured debt from Baa1 to Baa2. Moody's also reaffirmed its Prime-2 rating of Registrant's short-term debt. The rating outlook is stable.

     On July 13, 2004, Standard & Poor's informed Registrant that it lowered its rating on Registrant's senior unsecured debt from BBB+ to BBB. Standard & Poor's also reaffirmed its A-2 rating of Registrant's short-term debt. The rating outlook is stable.

     A security rating is not a recommendation to purchase, sell or hold securities inasmuch as it does not comment as to market price or suitability for a particular investor. Credit ratings may be subject to revision, suspension or withdrawal at any time by the assigning rating organization; and each rating should be evaluated independently of any other rating.

Based on information from Moody's Investors Service, Inc.:

     Bonds rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa to Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of the category.

     Issuers rated Prime-2 have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Based on information from Standard & Poor's:

     An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

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     A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.








                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY


Dated: July 13, 2004         By:    /s/ Richard A. Brickson
                                    Richard A. Brickson
                                    Secretary and Senior Counsel























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